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                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

 [ ] Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

 [ ] Definitive Proxy Statement

 [X] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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NS NORFOLK SOUTHERN [LOGO]



                                                             December 14, 1996

Dear Conrail Shareholder:

                        TIME IS RUNNING OUT FOR YOU TO
                PRESERVE THE VALUE OF YOUR CONRAIL INVESTMENT!

                    VOTE AGAINST CONRAIL'S PROPOSALS TODAY!

   As you know, Conrail has scheduled its Special Meeting of Shareholders for December 23rd. Conrail wants you to give up your valuable shareholder rights and "opt out" of Pennsylvania's Fair Value Statute. Don't be coerced by Conrail -- You have nothing to gain by voting for Conrail's proposals.

   Consider both sides of the equation:

     CSX = INFERIOR VALUE. By voting for Conrail's "opt out" amendment, you will be helping CSX gain control of your Company at an inferior price (currently valued at $89.80* per share for the remaining Conrail shares).

     NORFOLK SOUTHERN = $1.4 BILLION MORE. Under Norfolk Southern's $110 all-cash, all-shares offer, with prompt payment through use of a voting trust, Conrail shareholders (other than CSX) would receive $1.4* billion more in their pockets than under the CSX proposal.

     CSX = CONTINUED RISKS. 75% of CSX's remaining consideration consists of CSX stock. Conrail shareholders would continue to be subject to substantial risks--including equity risk and regulatory risk. Conrail itself has stated that it doesn't expect to receive regulatory approval, if it comes, until early 1998. That's a long time to have your investment subject to these substantial risks.

     NORFOLK SOUTHERN = NEAR TERM VALUE. Norfolk Southern has committed to establish a voting trust mechanism so that Conrail shareholders can receive 100% of their cash consideration in the near term. THERE'S NO EQUITY OR REGULATORY RISK FOR SHAREHOLDERS UNDER NORFOLK SOUTHERN'S PROPOSAL.

   The logic is inescapable: the Norfolk Southern offer is SUPERIOR in every respect. But you must act now to preserve the opportunity to receive its benefits. VOTE AGAINST CONRAIL'S PROPOSALS TODAY.

   You, the shareholders, are the true owners of Conrail. Tell the Conrail directors in terms they can't ignore that you want them to deliver the superior value represented by Norfolk Southern's $110 all-cash, all-shares offer NOW.

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              SEND THE CONRAIL BOARD THE VOTE THAT WON'T GO AWAY:

       [X]  AGAINST Amending its Charter

            AND

       [X] AGAINST Adjourning the Meeting if Conrail doesn't have enough votes to pass the Amendment Proposal.

   Time is short, so vote AGAINST on the enclosed GOLD proxy card today (or green instruction card if you are an ESOP participant).

                                        Sincerely,


                                        /s/ David R. Goode
                                        David R. Goode
                                        Chairman, President and
                                        Chief Executive Officer

                             IMPORTANT INFORMATION

    If your Conrail shares are held in the name of a bank or broker, only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST Conrail's proposals by executing the GOLD proxy card today. If you have any questions or require any assistance in voting your shares, please call:


                                  GEORGESON
                            & COMPANY INC. [LOGO]

                               Wall Street Plaza
                           New York, New York 10005
                         CALL TOLL FREE: 800-223-2064
                     Banks and Brokers call: 212-440-9800

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*   Based on the closing price of CSX shares on December 12, 1996.